UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2022
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Federal Signal Corporation
(Exact name of registrant as specified in its charter)
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Delaware	001-6003	36-1063330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1415 W. 22nd Street, Oak Brook, Illinois
(Address of principal executive offices)
60523
(Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	FSS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01    Entry into a Material Definitive Agreement.
On October 21, 2022, Federal Signal Corporation (the “Company”) entered into the Third Amended and Restated Credit Agreement (the “2022 Credit Agreement”), by and among the Company (the “U.S. Borrower”) and certain of its foreign subsidiaries (collectively, the “Borrowers”), Wells Fargo Bank, National Association, as administrative agent, swingline lender and issuing lender, PNC Bank, National Association and Truist Bank as syndication agents, and the other lenders and parties signatory thereto. The 2022 Credit Agreement amends and restates the Company’s Second Amended and Restated Credit Agreement, dated as of July 30, 2019, as amended.
The 2022 Credit Agreement is a senior secured credit facility which provides the Borrowers access to an aggregate principal amount of $800 million, consisting of (i) a revolving credit facility in an amount up to $675 million (the “Revolver”) and (ii) a term loan facility in an amount up to $125 million. The Revolver provides for borrowings in the form of loans or letters of credit up to the aggregate availability under the facility, with a sub-limit of $100 million for letters of credit. Borrowings can be made in denominations of U.S. Dollars, Canadian Dollars, Euros or British Pounds (with borrowings in non-U.S. currencies subject to a sublimit of $300 million). In addition, the Company may expand its borrowing capacity under the 2022 Credit Agreement by up to the greater of (i) $400 million and (ii) 100% of Consolidated EBITDA for the applicable four-quarter period preceding such expansion notice, subject to the approval of the applicable lenders providing such additional borrowings in the form of increases to their revolving facility commitment, or funding of incremental term loans. Borrowings under the 2022 Credit Agreement may be used for working capital and general corporate purposes, including acquisitions. The 2022 Credit Agreement matures on October 21, 2027.
The Company’s material domestic subsidiaries provide guarantees for all obligations of the Borrowers under the 2022 Credit Agreement, which is secured by a first priority security interest in (i) all existing or hereafter acquired domestic property and assets of the U.S. Borrower and material domestic subsidiaries, (ii) the stock or other equity interests in each of the material domestic subsidiaries and (iii) 65% of outstanding voting capital stock of certain first-tier foreign subsidiaries, subject to certain exclusions.
Borrowings under the 2022 Credit Agreement bear interest, at the Company’s option, at a base rate or an Adjusted Term Secured Overnight Financing Rate (“SOFR”), Adjusted Eurocurrency Rate or Adjusted Daily Simple SONIA Rate (as each is defined in the 2022 Credit Agreement), plus, in each case, an applicable margin. The applicable margin ranges from zero to 0.75% for base rate borrowings and 1.00% to 1.75% for Adjusted Term SOFR, Adjusted Eurocurrency Rate or Adjusted Daily Simple SONIA Rate borrowings. The Company must also pay a commitment fee to the lenders ranging between 0.10% to 0.25% per annum on the unused portion of the $675 million Revolver along with other standard fees. Applicable margin, issuance fees and other customary expenses are payable on outstanding letters of credit.
The Company is subject to certain net leverage ratio and interest coverage ratio financial covenants under the 2022 Credit Agreement that are to be measured at each fiscal quarter-end. The 2022 Credit Agreement also includes certain “covenant holiday” periods, which allow for the temporary increase of the minimum net leverage ratio following the completion of a permitted acquisition, or a series of acquisitions, when the aggregate consideration over a period of twelve months exceeds $75 million. In addition, the 2022 Credit Agreement includes customary negative covenants, subject to certain exceptions, restricting or limiting the Company’s and its subsidiaries’ ability to, among other things: (i) make non-ordinary course dispositions of assets; (ii) make certain fundamental business changes, such as mergers, consolidations or any similar combination; (iii) make restricted payments, including dividends and stock repurchases; (iv) incur indebtedness; (v) make certain loans and investments; (vi) create liens; (vii) transact with affiliates; (viii) enter into certain sale/leaseback transactions; (ix) make negative pledges; and (x) modify subordinated debt documents.
Under the 2022 Credit Agreement, restricted payments, including dividends and stock repurchases, shall be permitted if (i) the Company’s leverage ratio is less than or equal to 3.25x; (ii) the Company is in compliance with all other financial covenants; and (iii) there are no existing defaults under the 2022 Credit Agreement. If its leverage ratio is more than 3.25x, the Company is still permitted to fund (1) up to $35 million of dividend payments and stock repurchases annually; and (2) additional incremental other cash payments up to the greater of $65 million or 5% of consolidated total assets for the term of the 2022 Credit Agreement.
The 2022 Credit Agreement contains customary events of default. If an event of default occurs and is continuing, the Borrowers may be required immediately to repay all amounts outstanding under the 2022 Credit Agreement and the commitments from the lenders may be terminated.
The foregoing summary of the 2022 Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the 2022 Credit Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Additionally, a copy of the related press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 1.02    Termination of a Material Definitive Agreement.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.
Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits
10.1
Third Amended and Restated Credit Agreement as of October 21, 2022, by and among the Company and certain of its foreign subsidiaries, as Borrowers, the Lenders referred to therein, as Lenders, Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, PNC Bank, National Association and Truist Bank as Syndication Agents, JPMorgan Chase Bank, N.A. and The Toronto Dominion Bank, New York Branch as Documentation Agents, and Wells Fargo Securities, LLC, PNC Capital Markets LLC and Truist Securities, Inc. as Joint Lead Arrangers and Joint Bookrunners.

	99.1	Federal Signal Corporation Press Release, dated October 24, 2022.
	104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

 SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL SIGNAL CORPORATION

Dated: October 24, 2022	By:	/s/ Ian A. Hudson
Ian A. Hudson, Senior Vice President and Chief Financial Officer